     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 2003
                                                      REGISTRATION NO. 333-58698
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 CITIZENS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------

                                    COLORADO
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                   84-0755371
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                   400 EAST ANDERSON LANE, AUSTIN, TEXAS 78752
                                 (512) 837-7100
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                                 MARK A. OLIVER
                                    PRESIDENT
                             400 EAST ANDERSON LANE
                               AUSTIN, TEXAS 78752
                                 (512) 837-7100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                             ----------------------

                                   COPIES TO:
                              REID A. GODBOLT, ESQ.
                              DAVID A. THAYER, ESQ.
                              JONES & KELLER, P.C.
                               WORLD TRADE CENTER
                            1625 BROADWAY, 16TH FLOOR
                             DENVER, COLORADO 80202

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS POSSIBLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS DETERMINED BY MARKET CONDITIONS AND OTHER FACTORS.

         IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [X]

         IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [_]

         IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT OF 1933, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

         IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
    Title of each class of            Amount to            Proposed maximum             Proposed              Amount of
       securities to be             be registered           offering price          maximum aggregate       registration
          registered                                          per share              offering price              fee
---------------------------------------------------------------------------------------------------------------------------
    Class A Common Stock,           2,000,000(1)                $ 6.75               $13,500,000(2)           $3,375(3)
         No Par Value                  shares
===========================================================================================================================

(1) Represents the number of shares of the Registrant's Class A Common Stock expected to be sold under the Registrant's Stock Investment Plan.
(2) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933 and based upon prices on the American Stock Exchange on April 10, 2001.
(3)      Previously paid.

================================================================================

                   SUBJECT TO COMPLETION, DATED JULY __, 2003

                                 CITIZENS, INC.

                                   PROSPECTUS

CITIZENS, INC. STOCK INVESTMENT PLAN OVERVIEW

This Prospectus describes the Citizens' Stock Investment Plan. The Plan promotes long-term ownership in Citizens, Inc. by offering:

         o a simple, cost-effective method for purchasing shares of Citizens' Class A stock;

         o a way to increase your holdings in Citizens by reinvesting cash dividends, if any;

         o a way for owners of our insurance policies to invest in our Class A common stock by electing to have policy benefits, including dividends, automatically invested in the Plan; and

         o the opportunity to purchase additional shares by making optional cash investments.

You do not have to be a current shareholder of Citizens to participate in the Plan. You can purchase your first shares of Citizens' stock through the Plan by making an initial investment of $250 or more, which includes an enrollment fee of $15.00.

CITIZENS, INC.

Citizens, Inc. (NYSE: "CIA") operates primarily as an insurance holding company. We were incorporated under Colorado law in 1977. We are the parent holding company that directly or indirectly owns 100% of several life insurance companies, a data processing company, an aviation services company and a funeral home company.

Our principal executive office is located at 400 East Anderson Lane, Austin, Texas 78752, and our telephone number there is (512) 837-7100.

--------------------------------------------------------------------------------
THE CITIZENS CLASS A COMMON STOCK OFFERED UNDER THE PLAN IS NOT GUARANTEED OR INSURED BY ANY BANK OR GOVERNMENT AGENCY.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUMMARY OF THE PLAN

    ENROLLMENT:

         o Interested investors who are not already shareholders can purchase shares through the Plan by submitting a completed Enrollment Form and making an initial investment of at least $250, which includes a one-time enrollment fee of $15.00.

         o Shareholders with shares held in a brokerage account may participate by registering some or all of their shares directly with Citizens and submitting a completed Enrollment form. There is no fee for existing shareholders to join the Plan.

         o Owners of our insurance policies (issued by our subsidiaries) may participate in the Plan by submitting a completed Enrollment form.

         o Our employees and members of our marketing force may purchase shares in the Plan by submitting a completed Enrollment Form.

         o The Enrollment Form may be submitted in hard copy or you can enroll online through Investor ServiceDirect(R) at www.melloninvestor.com.

         OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional shares of our Class A common stock for fees that are typically lower than those charged by stock brokers. You can invest a minimum of $25 at any one time, but not more than $10,000 in a calendar month. We will not pay interest on amounts held pending investment.

         SAFEKEEPING OF CERTIFICATES: You can deposit your Citizens' stock certificates with our Administrator for safekeeping at no cost to you. A certificate for the shares held in safekeeping will be sent to you, free of charge, upon request.

         SELL SHARES CONVENIENTLY: If you choose to sell the Citizens stock held in your Plan account, you will pay fees lower than those typically charged by stockbrokers.

         GIFTS OR TRANSFERS OF SHARES: You can give or transfer your Citizens shares to others through the Plan at no charge.

         TRACKING YOUR INVESTMENT: You will receive a Plan statement or a notification after each transaction. Statements provide the details of the transaction and show the share balance in your Plan account. You will also have access to your account online over the Internet. You can verify your account balance, change your dividend election, conduct purchase or sale transactions or request a statement at any time through Investor ServiceDirect at www.melloninvestor.com.

ADMINISTRATOR OF THE PLAN

Citizens has designated Mellon Bank, N.A. to administer the Plan and act as Agent for the participants. Mellon Bank, N.A. has designated its affiliate, Mellon Investor Services to perform certain services for the Plan. These companies will purchase and hold shares of stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

The Administrator may be contacted as detailed below.

INQUIRIES ABOUT THE PLAN

For information about the Citizens Stock Investment Plan:

                                    INTERNET

You can obtain information about your Citizens account online via the Internet at www.melloninvestor.com.

                                    TELEPHONE

The Administrator may be contacted at the following toll-free number within the United States and Canada:

                                 1-877-785-9659

Outside the United States call collect:

                                 1-201-329-8660


                                   IN WRITING

You may also write the Administrator at the following address:

Mellon Investor Services
Investment Plan Services
P.O. Box 3338
South Hackensack, NJ 07606-1938

Be sure to include your name, address, daytime phone number and a reference to Citizens on all correspondence.

                                  RISK FACTORS

         An investment in our Class A common stock involves a high degree of risk. Before you invest you should consider carefully the risks described below, together with all of the other information in this prospectus.

YOUR INVESTMENT IN THE PLAN WILL BE SUBJECT TO PRICE RISKS IN CONNECTION WITH THE TIMING OF THE PLAN'S PURCHASE AND SALE OF CLASS A COMMON STOCK ON YOUR BEHALF.

         You will not be able to control the specific timing or method of a purchase or sale of shares on your behalf. As a result, you will be subject to the risks of price fluctuations between the time you make an investment in the plan or direct the plan to sell shares of stock and the time the purchase or sale actually takes place. You will also be subject to potentially varying sale or purchase costs. A purchase or sale of Class A common stock on your behalf under the plan may take place on any day within five business days after you make an investment or request a sale. You will have no control as to the specific days on which this takes place. Your purchase or sale will be aggregated with those of other plan participants. The number of shares purchased for you in a purchase, or your sales proceeds in a sale, will be determined based on the weighted average purchase or sales price for all shares which the plan purchases or sells over the relevant time period. The plan administrator may purchase or sell the shares in ordinary brokerage transactions or by other means, but the particular type of transaction will be beyond your control.

A SUBSTANTIAL NUMBER OF SHARES OF CLASS A COMMON STOCK HAVE BEEN REGISTERED FOR SALE BY EXISTING SHAREHOLDERS, WHICH COULD DEPRESS THE MARKET PRICE OF THE STOCK.

         Sales of significant amounts of shares of Class A common stock in the public market could depress the price of the stock. Further, even without actual sales, the prospect of the offer of significant amounts of shares into the public market may depress the price of our Class A common stock. There is an effective registration statement with the SEC permitting the public offer and sale by certain holders of our Class A common stock, including Harold E. Riley, our Chairman of the Board. Mr. Riley, as of May 31, 2003, beneficially owned 4,471,443 shares of Class A common stock or approximately 14% of our outstanding Class A common stock.

LOSS OF THE SERVICES OF OUR CHAIRMAN OF THE BOARD WOULD LIKELY HINDER FURTHER DEVELOPMENT OF OUR OPERATING AND MARKETING PROGRAMS AND OUR STRATEGY FOR EXPANDING OUR BUSINESS.

         We rely heavily on the active participation of our Chairman of the Board, Harold E. Riley in connection with the development and execution of our operating and marketing plans and our strategy for expanding our business. For instance, in the past we have expanded our business significantly through the acquisition of other insurance companies. Mr. Riley's experience with mergers and acquisitions has been of considerable value in pursuing these opportunities. We anticipate that this expertise will continue to be of substantial value in connection with any future acquisitions of insurance companies. The loss of his services would likely have a significant adverse effect on us in these respects. We do not have an employment agreement with Mr. Riley. We have "key man" life insurance on Mr. Riley totaling $496,000 of which we are the beneficiary.

PURCHASERS OF OUR CLASS A COMMON STOCK UNDER THE PLAN WILL BE MINORITY STOCKHOLDERS. THESE MINORITY STOCKHOLDERS WILL NOT CONTROL US, WILL HAVE A LIMITED ABILITY TO INFLUENCE OUR BUSINESS POLICIES AND CORPORATE ACTIONS, AND WILL NOT BE ABLE TO ELECT ANY DIRECTORS.

         It is difficult for our minority stockholders to elect any of our directors or otherwise exert influence over our business. Our outstanding Class B common stock elects a majority of our board of directors. All of the Class B common stock is owned indirectly by Harold E. Riley, our Chairman of the Board, through the Harold E. Riley Trust. Additionally, Mr. Riley is the largest Class A stockholder. Therefore, as a practical matter, Mr. Riley has effective control over significant corporate transactions. Additionally, cumulative voting of shares is not permitted by our articles of incorporation. These factors also would make it more difficult and time consuming for a third party to acquire control of us or to change our board of directors.

ALMOST 72% OF OUR REVENUES COME FROM OVERSEAS. THIS INVOLVES RISKS ASSOCIATED WITH BUSINESS IN THIRD WORLD COUNTRIES, SUCH AS MIGHT RESULT FROM POLITICAL OR ECONOMIC INSTABILITY, HUMAN RIGHTS VIOLATIONS OR NEW LAWS OR REGULATIONS.

         There is a risk of loss of a significant portion of sales overseas should adverse events occur in the countries from which Citizens receives applications. A substantial amount of Citizens' revenues come from Latin America. Its international operations consist of issuance of ordinary whole-life insurance policies around the world. These policies have an average face amount of $66,000 and are marketed by independent marketing firms primarily to heads of households in the top 5% income bracket around the world.

YOU SHOULD NOT ANTICIPATE RECOVERING ANY PORTION OF YOUR INVESTMENT THROUGH CASH DIVIDENDS, BECAUSE WE HAVE NOT PAID ANY CASH DIVIDENDS AND DO NOT ANTICIPATE DOING SO IN THE FORESEEABLE FUTURE.

         It is highly unlikely that cash dividends on our Class A common stock will be paid in the foreseeable future. One reason for this that there is little economic incentive for the Class B stockholders, who elect a majority of the directors and thus control the board, to decide that cash dividends should be paid. This is because, under our articles of incorporation, each share of Class A common stock has a right to receive twice the cash dividends of each share of Class B common stock. To date we have not paid cash dividends on our Class A common stock or Class B common stock. It is our policy to retain earnings for use in the operations and expansion of our business.

POLICY LAPSES IN EXCESS OF THOSE ACTUARIALLY ANTICIPATED WOULD REDUCE OUR PROFITABILITY.

         Our profitability could be reduced if our lapse and surrender rate were to exceed the assumptions upon which we priced our insurance policies. Policy sales costs are deferred and recognized over the life of a policy. Excess policy lapses, however, cause the immediate expensing or amortizing of deferred policy sales costs.

WE OPERATE IN A HIGHLY COMPETITIVE, MATURE INDUSTRY, WHICH COULD LIMIT OUR ABILITY TO INCREASE OR MAINTAIN OUR POSITION IN THE INDUSTRY.

         We compete with 1,500 to 2,000 other life insurance companies in the United States, some of which we also compete with internationally. The life insurance business is highly competitive. This is in part because it is a mature industry in the United States which, in recent years, has experienced no growth in life insurance sales. Competition has also increased because the life insurance industry is consolidating, with larger, more efficient organizations emerging from consolidation. Furthermore, mutual insurance companies are converting to stock ownership, which should give them greater access to capital markets, resulting in greater competition with respect to corporate finance as well. Additionally, legislation became effective in 2000 permitting commercial banks, insurance companies and investment banks to combine. This law permits, for instance, a commercial bank to acquire or form an insurance company. These factors have increased competitive pressures in general.

         Many life insurance companies have greater financial resources, longer business histories, and more diversified lines of insurance coverage than we have. These companies also generally have larger sales forces. We also face competition from companies operating in foreign countries and marketing in person as well as with direct mail sales campaigns. Although we may be at a competitive disadvantage to these entities, we believe that our products are competitive in the marketplace.

         Our international marketing plan stresses making available dollar-denominated life insurance products to high net worth individuals residing in Latin American countries. We experience competition primarily from the following sources with respect to Latin America:

                  LOCALLY OPERATED COMPANIES WITH LOCAL CURRENCY POLICIES. We compete with companies formed and operated in the country in which they sell policies. Generally, these companies are subject to risks of currency fluctuations, and use mortality tables based on experience of the local population as a whole. These mortality tables are typically based on significantly shorter life spans than those we use. As a result, the economic return of policies issued by locally operated companies is more uncertain than for U.S. dollar policies, such as we issue. Also, as a result of the foregoing factors, the statistical cost of insurance for these companies tends to be higher than ours.

                  FOREIGN OPERATED COMPANIES WITH LOCAL CURRENCY POLICIES. Another group of competitors consists of companies which are foreign to the countries in which they sell policies but use the local currencies of those countries. Local currency policies entail risks of uncertainty due to local currency fluctuations as well as the perceived instability and weakness of local currencies. We have observed that local currency policies, whether issued by foreign or locally operated companies, tend to focus on universal life insurance and annuities instead of whole life insurance as we do.

                  FOREIGN OPERATED COMPANIES WITH U.S. DOLLAR POLICIES. We also face direct competition from companies that operate in the same manner as we do. We compete using our history of performance, our sales force and our products.

         Our ability to compete is dependent upon, among other things, our ability:

         o to attract and retain agents in the U.S. and marketing firms in our Central and South American markets;

         o    to market our insurance and investment products;

         o    to develop competitive and profitable products; and

         o    to maintain low unit costs.

CITIZENS IS A DEFENDANT IN A CLASS ACTION LAWSUIT WHICH MAY ADVERSELY AFFECT ITS FINANCIAL CONDITION AND DETRACT FROM MANAGEMENT'S TIME.

         We are a defendant in a class action lawsuit filed in Texas in which the class has been certified by the Texas District Court and affirmed by the Court of Appeals for the Third District of Texas. The suit alleges that life insurance policies offered to certain non-U.S. residents by Citizens' insurance subsidiary are actually "securities" that were offered or sold in Texas by unregistered dealers in violation of the registration provisions of the Texas securities laws. The suit seeks class action status naming as a class all non-U.S. residents who purchased insurance policies or made premium payments since August 1996 and assigned policy dividends to an overseas trust for the purchase of the Company's Class A common stock. The remedy sought is rescission of the insurance premium payments. Citizens intends to file a petition with the Texas Supreme Court in the near future for review of the decision of the Court of Appeals. Citizens believes the Plaintiff's claim under the Texas securities laws is not valid and that the class defined is not appropriate for class certification and does not meet the legal requirements for class action treatment under Texas law.

         It is our intention to defend vigorously against the request for class certification, as well as to defend vigorously against the individual claims. Citizens is unable to determine the potential financial magnitude of the claims in the event of a final class certification and the plaintiffs prevailing on the substantive action, although Citizens would expect a significant adverse financial impact relating to any adverse final class action judgment.

         Litigation, such as the matter described above, will also detract from management's time which would otherwise be devoted to Citizens' business.

TAX LAW CHANGES COULD REDUCE CERTAIN COMPETITIVE ADVANTAGES WHICH OUR LIFE INSURANCE PRODUCTS MAY HAVE OVER NON-INSURANCE PRODUCTS.

The Internal Revenue Code defers income taxes payable by policyholders on investment earnings during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of our products a competitive advantage over other non-insurance products. A revision to the Internal Revenue Code to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, would reduce the ability of all life insurance companies, including ours, to sell products. Also, depending on grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies might increase. In addition, life insurance products are often used to fund estate tax obligations. Congress enacted legislation in June 2001 under which the estate tax will be repealed during the year 2010, but in the absence of interim legislation extending the repeal, it will expire at the end of that year. There may be interim legislation which will modify or do away with this estate tax repeal or otherwise modify the estate tax. An elimination of the estate tax would reduce the demand for certain life insurance products. We cannot predict what future tax initiatives may be proposed with respect to the estate tax or other taxes which may affect us.

AS A RESULT OF THE HIGH DEGREE OF REGULATION OF THE INSURANCE INDUSTRY, OUR ACTIVITIES ARE RESTRICTED. AS A RESULT OF THE REGULATIONS, WE EXPEND SUBSTANTIAL AMOUNTS OF TIME AND INCUR SUBSTANTIAL EXPENSES IN CONNECTION WITH COMPLYING WITH APPLICABLE REGULATIONS, AND WE ARE SUBJECT TO RISKS THAT MORE BURDENSOME REGULATIONS COULD BE IMPOSED ON US.

         Our compliance with regulation in the United States is costly and time consuming. Insurance companies in the U.S. are subject to extensive regulation in the states where they do business. This regulation primarily protects policyholders rather than stockholders. The regulations require:

         o    prior approval of acquisitions of insurance companies;

         o    certain solvency standards;

         o    licensing of insurers and their agents;

         o    investment limitations;

         o    securities deposits for the benefit of policyholders;

         o    approval of policy forms and premium rates;

         o    triennial examinations; and

         o    reserves for unearned premiums, losses and other matters.

         We are subject to this regulation in each state in the U.S. in which we are licensed to do business. This regulation involves additional costs and restricts operations. We are cannot predict the form of any future regulatory initiatives.

         The Colorado Division of Insurance regulates us under the Colorado Insurance Holding Company Act. Certain "extraordinary" intercorporate transfers of assets and dividend payments from our life insurance subsidiaries require prior approval by the Colorado Insurance Commissioner. We also file detailed annual reports with the Colorado Division of Insurance and all of the states in which we are licensed. The business and accounts of our life insurance subsidiaries are subject to examination by the Colorado Division of Insurance.

         Our principal insurance subsidiary is qualified to do business as an insurance company only in the U.S. It does not have any assets or employees in foreign countries. In the conduct of our business in foreign countries, we accept only U.S. applications at our main office. In addition, we require premium payments to be in U.S. dollars, which may include checks drawn on U.S. banks. We are not currently subject to regulation in the various foreign countries from which we receive applications for insurance. Although we provide insurance to foreign citizens, independent marketing firms, rather than our employees, submit the applications. In this way we avoid "conducting business" in the foreign countries. However, we are unable to predict if foreign regulation will be implemented and, if so, the effect of any such regulation on our business.


FLUCTUATING INTEREST RATES COULD REDUCE OUR PROFITABILITY.

         Rapid interest rate changes can result in increases in the lapse rates of policies in-force and hamper an insurance company's ability to achieve a profit. We do not issue interest-sensitive or universal life insurance policies and we have only a small amount of annuity business. We do, however, have an investment portfolio that would likely be adversely affected in the event of material increases in interest rates. An insurance company's profitability depends, in large part, on investing premiums at a higher interest rate than the returns distributed on existing policies.

OUR INVESTMENTS ARE SUBJECT TO RISKS OF DEFAULT AND REDUCTIONS IN MARKET VALUES, WHICH WOULD REDUCE OUR PROFITABILITY.

         Our invested assets are subject to customary risks of defaults and changes in market values. Factors that may affect the overall default rate on, and market value of, our invested assets include interest rate levels, financial market performance, and general economic conditions.

THERE IS A RISK THAT WE MAY NOT CONTINUE OUR PAST STRATEGY OF ACQUIRING OTHER U.S. INSURANCE COMPANIES, AND THAT WE MAY NOT REALIZE ANTICIPATED IMPROVEMENTS TO OUR PROFITABILITY AS A RESULT OF PAST AND FUTURE ACQUISITIONS.

         Over the past several years, we have acquired a number of small U.S. insurance companies. Our objective in pursuing this acquisition strategy has been to increase the size of the U.S. segment of our business, improve our competitive position and increase our earnings, in part by allowing us to realize certain operating efficiencies associated with economies of scale. However, there can be no assurance that suitable acquisitions, presenting opportunities for continued growth and operating efficiencies, will continue to be available to us, or that we will realize the anticipated financial results from our acquisitions.

THERE IS A RISK THAT THE REINSURERS WITH WHICH WE DO BUSINESS MIGHT INCREASE THEIR PREMIUM RATES OR THAT THEY MIGHT NOT HONOR THEIR OBLIGATIONS, LEAVING US LIABLE FOR THE REINSURED COVERAGE.

         We cede a substantial amount of our insurance to other insurance companies. However, we remain liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it. The cost of reinsurance is, in some cases, reflected in our premium rates. Under certain reinsurance agreements, the reinsurer may increase the rate it charges us for the reinsurance, though we do not anticipate increases to occur. However, if the cost of reinsurance were to increase with respect to policies for which we have guaranteed the rates, we could be adversely affected.

WE ARE SUBJECT TO A RISK OF LOSING CASH BALANCES THAT ARE NOT INSURED.

         We maintain cash balances in one bank, Chase Bank, Texas, that are significantly in excess of Federal Deposit Insurance Corporation coverage. If this bank were to fail, we would likely lose a substantial amount of our cash. We monitor the solvency of this bank and we do not believe a material risk of loss exists because this bank is substantially above the federally mandated levels of capital and liquidity.

COMMONLY ASKED QUESTIONS

AM I ELIGIBLE TO JOIN THE PLAN?

You are eligible to participate in the Plan if you meet the requirements outlined below. If you live outside the U.S., you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.

         o Owners of our insurance policies may elect to have policy benefits, including dividends, automatically invested in Class A common stock through the Plan at no charge. Likewise, members of our marketing force may elect to have commissions automatically invested in Class A common stock through the Plan.

         o If you do not currently own any of our stock, you may join the Plan, as set forth above, and by making an initial investment of at least $250, but not more than $10,000 in any calendar month. However, if you are one of our policyholders or a member of our marketing force, and you elect to assign your policy benefits (including dividends paid on life insurance policies) or commissions to the Plan, this $250 minimum requirement does not apply. You can get started in the Plan by returning a completed enrollment form to the Administrator, along with your check or money order payable to Mellon Bank, N.A. The Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. Please allow two weeks for your account to be established, initial shares to be purchased and a statement to be mailed to you.

         o If you already own our stock and the shares are registered in your name, you may join the Plan by returning a completed enrollment form to the Administrator. IN ADDITION, YOU MAY TRANSFER SHARES YOU ALREADY OWN INTO THE PLAN AT NO ADDITIONAL COST.

         o If your shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should direct your broker, bank or trustee to register some or all of your shares of Class A common stock directly in your name.

HOW DO I ENROLL?

Complete and sign the Enrollment Form included with this Prospectus and mail it to the address shown on the form or enroll online from our Administrator's web site at www.melloninvestor.com.

WILL I RECEIVE DIVIDENDS?

Citizens' Board of Directors may declare a cash dividend for distribution subject to Colorado law. Payment of dividends is a business decision made by our Board of Directors based primarily upon our results of operations, financial condition and capital requirements. Citizens has historically not paid cash dividends to its shareholders, electing instead to retain earnings for growth of the company.

CAN I REINVEST SOME OR ALL OF MY DIVIDENDS IN CITIZENS CLASS A COMMON STOCK?

If we declare any cash dividends on our Class A common stock in the future, you may choose to reinvest all or a portion of the dividends paid on your shares held in the Plan toward the purchase of additional shares of Class A common stock.

CAN I DISCONTINUE REINVESTING MY DIVIDENDS?

You may discontinue the reinvestment of your dividends at any time by giving notice to our Administrator. To be effective for a given dividend payment, your notification must be received prior to the record date for that dividend.

CAN I MAKE ADDITIONAL CASH INVESTMENTS WHEN I WANT TO?

You can purchase additional shares of Citizens Class A common stock by using the Plan's optional cash investment feature. You must invest at least $25 each time and cannot invest more than $10,000 in a calendar month. Interest will not be paid on amounts held pending investment. Trading fees of $0.05 per share will be deducted.

    CHECK OR MONEY ORDER:

You may make optional cash investments by sending a check or money order payable to Mellon Bank, N.A. Do not send cash. To facilitate processing of your investment, please use the transaction stub located on the bottom of your statement and mail your investment and transaction stub to the address specified on the statement. You may not sell or withdraw shares purchased by check for a period of 14 days from the receipt of the check. A $35.00 fee will be assessed for a check that is returned for insufficient funds. The Administrator will deduct a processing fee of $5.00 per check.

    AUTOMATIC WITHDRAWAL FROM YOUR BANK ACCOUNT:

You may authorize an individual automatic deduction from your bank account through the Administrator for each purchase. Funds will be deducted from your bank account upon authorization. Alternatively, you may choose to make regular monthly purchases by authorizing automatic monthly withdrawals from your bank account. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your account on the 15th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow four to six weeks for the first automatic monthly withdrawal to be initiated. You must notify the Administrator in writing or via its internet site to change or terminate automatic withdrawal. A $35 fee will be assessed if your account has insufficient funds available for withdrawal. The Administrator will deduct a processing fee of $3.50 per individual automatic investment. A $2.00 processing fee is charged for automatic monthly deductions.

HOW ARE SHARES PURCHASED?

The Administrator will purchase shares on an investment date, which means each business day on which the Administrator determines that sufficient optional cash investments, initial cash investments, dividends, and assigned benefits and commissions have been received and no previously invested to warrant investing amounts in our Class A common stock. However, there will be at least one investment date in any week in which the Administrator receives at least one optional cash investment,, one initial cash investment, any assigned benefits or commissions, or any dividends for investment.

    SOURCE AND PRICING OF SHARES:

SOURCE OF SHARES: Stock needed to meet the requirements of the Plan will be purchased in the open market.

PRICING OF SHARES: Your price per share will be the weighted average price of shares purchased to satisfy Plan requirements after the deduction of any applicable trading and service fees. All fractional shares are calculated to four decimals and are credited to your account.

    TIMING AND CONTROL:

Because the Administrator will arrange for the purchase of shares on behalf of the Plan, neither Citizens nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker making the purchases. Therefore, you will not be able to precisely time your purchases through the Plan, and will bear the market risk associated with fluctuations in the price of our Class A common stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of our stock could go up or down before the broker purchases stock with your funds. In addition, you will not earn interest on cash investments for the period before the shares are purchased.

HOW ARE MY PLAN SHARES HELD?

Shares of our Class A common stock that you buy under the Plan will be maintained in your Plan account in book entry form. You will receive a periodic Plan statement detailing the status of your holdings.

Any Citizens' shareholder may use the Plan's "safekeeping" service to deposit their Citizens' stock certificates at no cost. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. With safekeeping, you have the option of receiving cash dividends, reinvesting your dividends or taking advantage of the sale of shares feature of the Plan. Certificates will be issued upon request to the Administrator.

To use the safekeeping service, send your certificates to Mellon Investor Services, 85 Challenger Road, Ridgefield Park, NJ 07660 by registered mail or by any of the following overnight couriers: Airborne, DHL, Emery, ExpressMail, FEDEX, Purolator, TNT and UPS, with written instructions to deposit them in safekeeping. Do not endorse the certificates or complete the assignment section.

CAN I OBTAIN A STOCK CERTIFICATE IF I WANT ONE?

You can obtain all or some of the book-entry shares in your Plan account by notifying the Administrator.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check for the value of the fractional share (less any applicable fees) will be mailed to you. The Administrator will mail a certificate to you within two business days of the receipt of your request.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration, you will be required to do a transfer of ownership before the certificate can be issued. The signature on the transfer instructions must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as discussed under "What should I do if I want to gift my Plan shares?" below.

HOW CAN I SELL MY SHARES?

You can sell any number of shares held in your Plan account by notifying the Administrator. The Administrator will make arrangements to sell Citizens stock as promptly as practicable. Requests for sales of Plan shares are generally processed daily. The sale price will be the weighted average price of all shares sold for Plan participants during that period. You will receive the proceeds of the sale less a $15 sales transaction fee, a $0.12 per share trading fee, and any required tax withholdings.

You can choose to sell your shares through a stockbroker of your choice by requesting a certificate for your shares from the Administrator and delivering it to your broker. If you wish to transfer shares electronically to your brokerage account, please contact the Administrator.

Please note that if your total registered holdings fall below one share, the Administrator may liquidate the fractional share, remit the proceeds to you, less any applicable fees, and close your Plan account.

    TIMING AND CONTROL:

Because the Administrator will sell the shares on behalf of the Plan, neither Citizens nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of our Class A common stock. That is, if you send in a request to sell shares, it is possible that the market price of our stock could go down or up before the stock is sold. In addition, you will not earn interest on a sales transaction.

WHAT SHOULD I DO IF I WANT TO GIFT MY PLAN SHARES?

You can transfer Citizens shares to anyone you choose. You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders. In order to transfer the ownership of all or part of the whole shares of Citizens stock held in your Plan account, you must mail the Administrator instructions along with a properly signed stock power. The stock power form can be obtained from the Administrator, a bank or a stockbroker. You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate is in fact the registered owner as it appears on the stock certificate or stock power. The determination of whether the dividends on the transferred shares will be paid in cash or reinvested will be based upon the elections made by the recipient shareholder, not the transferring shareholder. The Administrator will send recipients of gifts or transfers a notice of such transfer.

HOW CAN I TRACK MY INVESTMENTS?

You will be mailed at least annually a statement showing all transactions (shares purchased, amounts invested, purchase prices) for your account including year-to-date share balance and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment, or a safekeeping deposit, transfer or withdrawal of shares. You may also view your Plan account and order duplicate statements at www.melloninvestor.com.

Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

PLAN SERVICE FEES

Enrollment Fee For New Investors.......................................$15.00 per account enrollment

Purchase of Shares.....................................................Trading fee $.05 per share

Sale of Shares (partial or full):

         Transaction Fee...............................................$15.00 per sale transaction

         Trading Fee...................................................$.12 per share

Reinvestment of Dividends..............................................No Charge

Cash Investments:

         Via Check.....................................................$5.00 per investment

         Via Individual Electronic Investment..........................$3.50 per investment

         Via Monthly Automatic Investment..............................$2.00

         Via Life Insurance Policy Benefits............................No Charge

         Via Employee Payroll Deduction................................No Charge

         Via Sales Associate Commission Deduction......................No Charge

         Trading Fee...................................................$.05 per share

Gift Or Transfer of Shares.............................................No Charge

Safekeeping Of Stock Certificates......................................No Charge

Certificate Issuance...................................................No Charge

Returned Checks Or Rejected Automatic Deductions.......................$35.00 per check or deduction

Duplicate Statements:

         Current year..................................................No Charge

         Prior year(s).................................................$20.00 flat fee per request

The Administrator will deduct the applicable fees from either the investments or proceeds from a sale. All fees set forth above are subject to change following appropriate notice to Plan participants.

U.S. FEDERAL INCOME TAX INFORMATION

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

You will not realize gain or loss from U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends the appropriate amount determined in accordance with U.S. Treasury regulations. An applicable withholding tax may be determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional stock.

The above summary is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisor regarding the consequences of participation in the Plan.

MISCELLANEOUS

You should rely only on the information incorporated by reference or provided in this Prospectus or in any Prospectus supplement. Citizens has authorized no one to provide you with different information. Citizens is not making an offer to sell stock in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or in any Prospectus supplement is accurate as of any date other than the date on this front of the document.

AVAILABLE INFORMATION/INCORPORATION OF DOCUMENTS BY REFERENCE

Citizens files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10279 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov. Reports, proxy statements and other information should also be available for inspection at the offices of the New York Stock Exchange.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede information in this Prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

         o    Annual Report on Form 10-K for the year ended December 31, 2002;

         o Quarterly report on Form 10-Q for the Quarter ended March 31, 2003;

         o    Current reports on Form 8-K dated April 22, 2003 and May 19, 2003;
              and

         o The description of our Class A common stock contained in our Registration Statement on Form 8-A declared effective by the SEC on April 14, 1994.

TRANSFER AGENT AND REGISTRAR

Our Transfer Agent and Registrar is Mellon Investor Services LLC, 85 Challenger Road, Ridgefield Park, New Jersey 07660.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements include language specifically identified as forward-looking statements within this document. In addition, statements in future filings by us with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with our approval which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements, include: (i) projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure, and other financial items, (ii) statements of Plans and objectives of us or our management or Board of Directors including those relating to products or services, (iii) statements of future economic performance and (iv) statements of assumptions underlying those statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "may", "will" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include: (i) the strength of foreign and U.S. economies in general and the strength of the local economies in which our operations are conducted;
(ii) the effects of and changes in trade, monetary and fiscal policies and laws;
(iii) inflation, interest rates, market and monetary fluctuations and volatility; (iv) the timely development of and acceptance of our new products and services and perceived overall value of these products and services by existing and potential customers; (v) changes in consumer spending, borrowing and saving habits; (vi) concentrations of business from persons residing in third world countries; (vii) our ability to consummate and integrate acquisitions; (viii) the persistency of existing and future insurance policies sold by our subsidiaries; (ix) dependence upon our Chairman of the Board; (x) our ability to control expenses; (xi) the effect of changes in laws and regulations (including laws and regulations concerning insurance) with which we and our subsidiaries must comply, (xii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board, (xiii) changes in our organization and compensation plans; (xiv) the costs and effects of litigation and of unexpected or adverse outcomes in litigation; and (xv) our success in managing the risks involved in the above matters.

These forward-looking statements speak only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we undertake no duty to update any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS

In the event dividends are paid in Citizens stock, or if Citizens stock is distributed in connection with any stock split or similar transaction, each account will be adjusted to reflect the receipt of the common stock so paid or distributed.

VOTING OF PROXIES

We will send you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. Your shares will be voted in accordance with your instructions. If you do not vote or if you return your proxy card unsigned none of your shares will be voted.

RESPONSIBILITY OF ADMINISTRATOR AND CITIZENS

Neither Citizens nor the Administrator will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for:

         o failure to terminate your account upon your death prior to receiving written notice of such death; or

         o purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

         o any fluctuation in the market value after purchase or sale of shares.

Neither Citizens nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

LEGAL MATTERS

Jones & Keller, P.C., of Denver, Colorado gave their opinion regarding the validity of the stock covered by this Prospectus.

PLAN MODIFICATION OR TERMINATION

Citizens reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. Citizens and the Administrator also reserve the right to change any administrative procedures of the Plan.

CHANGE OF ELIGIBILITY OR TERMINATION

Citizens reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such even, the Administrator will notify the shareholder in writing and will continue to safekeep their shares but will no longer accept cash investments or reinvest their dividends. The Administrator will also issue a certificate upon request.

FOREIGN PARTICIPATION

If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. Citizens reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.

INDEPENDENT PUBLIC ACCOUNTANTS

The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance upon the report of KPMG LLP, independent accountants, and upon the authority of said firm as experts in auditing and accounting.

                                   APPENDIX A
                      CITIZENS, INC. STOCK INVESTMENT PLAN


         Citizens, Inc., a Colorado corporation, hereby establishes the following Stock Investment Plan (the "Plan").

         WHEREAS, the Company (as hereinafter defined) wishes to offer to certain clients and potential investors stock purchase opportunities and services in an effort to enhance the attractiveness to investors of the Company's Class A common stock, no par value per share (the "Common Stock"), and to offer to security holders the ability to maintain registered ownership of their securities in a manner which facilitates efficient purchases and sales of securities;

         WHEREAS, the Company is not an Affiliate (as hereinafter defined) of the Administrator, and has been subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act (as defined herein) for a period of at least 90 days;

         WHEREAS, the purposes of the Plan are to provide a convenient and economical means for new investors and other clients of the Company and its subsidiaries to make an initial investment in Eligible Securities, and for existing holders of Eligible Securities to have any dividends automatically reinvested in shares of Common Stock (as defined herein), and to purchase additional shares of Eligible Securities, and to facilitate registered ownership of Eligible Securities;

         WHEREAS, the Plan will include an Investor Registration Option feature enabling an investor to have its share ownership registered directly on the stock records of the Company while providing investors with a safe, efficient and inexpensive alternative to certificate-based or nominee ownership;

         NOW, THEREFORE; the following Stock Investment Plan is hereby established:

                                    ARTICLE I
                                   DEFINITIONS

         The terms defined in this Article I shall, for all purposes of this Plan, have the following respective meanings:

         Account. The term "Account" shall mean, as to any Participant, the account maintained by the Administrator evidencing (i) the shares (and/or fraction of a share) of Eligible Securities (a) purchased through the Plan and/or (b) deposited by such Participant into the Plan pursuant to Section 4.1 hereof, and credited to such Participant and (ii) cash held in the Plan pending investment in Eligible Securities for such Participant.

         Account Shares. The term "Account Shares" shall mean all shares (and/or fraction of a share) of Eligible Securities credited to the Account of a Participant by the Administrator, which shall include shares deposited into the Plan pursuant to Section 4.1 hereof.

         Administrator. The term "Administrator" shall mean Mellon Bank, N.A., a banking corporation organized under the laws of the State of New York and registered as a transfer agent under the Exchange Act. In connection with the Plan, the Administrator shall be deemed an agent independent of the Company who satisfies applicable legal requirements (including, without limitation, the requirements of Regulation M under the Exchange Act), for purposes of making open market purchases and sales of Common Stock and other Eligible Securities under the Plan.

         Common Stock. The term "Common Stock" is defined in the Recitals of this Plan.

         Company Share Purchase Price. The term "Company Share Purchase Price," when used with respect to fractional shares, shall mean the average of the high and low sales prices of such Eligible Securities on a given trading day as reported on the American Stock Exchange Composite Tape and published in The Wall Street Journal. In the absence of actual knowledge of inaccuracy, the Administrator may rely upon such prices as published in The Wall Street Journal. In the event no trading is so reported for a trading day, the Company Share Purchase Price for such shares shall be determined by the average of the high and low sales prices as so reported and published on the next preceding trading day on which trading was so reported.

         Dividend. The term "Dividend" shall mean cash dividends paid on Account Shares which the Participant has elected to reinvest in Common Stock pursuant to
Section 2.2 hereof.

         Eligible Securities. The term "Eligible Securities" shall mean the Common Stock of the Company as the Company may from time to time designate, in its sole discretion, in a written notice to the Administrator.

         Enrollment Form. The term "Enrollment Form" shall mean the documentation that the Administrator and/or Company shall require to be completed and received prior to the enrollment in the Plan of an investor (whether or not an existing registered owner of Common Stock) pursuant to
Section 2.1 hereof, or a Participant's changing his or her options under the Plan pursuant to Section 6.1 hereof, or a Participant's depositing shares of Common Stock into the Plan pursuant to Section 4.1 hereof. At the time of the initial enrollment in the Plan, the investor's Enrollment Form shall contain a certification of its taxpayer identification number.

         Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         Gift/Transfer Request Form. The term "Gift/Transfer Request Form" shall mean the documentation which the Participant completes and submits to the Administrator prior to such Participant's gift or transfer of Account Shares pursuant to Section 5.2 hereof.

         IRS. The term "IRS" shall mean the Internal Revenue Service.

         Investment Date. The term "Investment Date" shall mean each Business Day on which the Administrator determines that sufficient optional cash investments pursuant to Section 2.4 hereof and/or initial cash investments pursuant to Section 2.3 hereof and/or Dividends and/or assigned benefits and commissions have been received and not previously invested to warrant investing such optional cash investments and/or initial cash investments and/or assigned benefits and commissions or reinvesting such Dividends in Common Stock pursuant to Article III hereof; provided, however, that there shall be at least one Investment Date during each period beginning on Monday of each week and ending on Friday of the same week in which the Administrator receives at least one optional cash investment, one initial cash investment, any assigned benefits or commissions or any Dividends.

         Market Share Purchase Price. The term "Market Share Purchase Price," when used with respect to shares of Eligible Securities purchased in the open market, shall mean the weighted average purchase price per share (including brokerage commissions and applicable taxes) of the aggregate number of shares purchased in the open market for the relevant period.

         Market Share Sales Price. The term "Market Share Sales Price," when used with respect to shares of Eligible Securities sold in the open market, shall mean the weighted average sales price per share (less any brokerage commissions and applicable taxes) of the aggregate number of shares sold in the open market for the relevant period.

         Maximum Amount. The term "Maximum Amount" is defined in Section 2.4 hereof.

         Non-United States Resident. The term "Non-United States Resident" shall mean a Person that is a citizen or resident of, or is organized or incorporated under, or has its principal place of business in, a country other than the United States, its territories and possessions.

         Participant. The term "Participant" is defined in Section 2.1 hereof.

         Person. The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, unincorporated organization or other entity.

         Statement of Account. The term "Statement of Account" shall mean a written statement prepared by the Administrator and sent to a Participant pursuant to Section 6.6 hereof, which sets forth all information required by this Plan or applicable law.

                                   ARTICLE II
                                  PARTICIPATION

         Section 2.1. Participation. Any Person (other than the Company), who
(a) is a record holder of Common Stock, (b) is an employee of the Company or one of its subsidiaries, (c) is an owner of an insurance policy issued by the Company or one of its subsidiaries, (d) is a contracted marketing representative of the Company or one of its subsidiaries or (e) makes an unsolicited inquiry of the Administrator or the Company regarding the Plan, may elect to participate in the Plan; provided, however, that if such Person is a Non-United States Resident, he or she may be requested to provide evidence satisfactory to the Administrator that his or her participation in the Plan would not violate local laws applicable to the Company, the Plan or such Non-United States Resident.

         An election by a Person to participate in the Plan shall be made by (i) either delivering certificates representing ownership of Common Stock as part of the Plan, or having Common Stock for which the Participant is not the registered owner transferred to the Plan, pursuant to Section 4.1 hereof, (ii) making an initial cash investment pursuant to Section 2.3 hereof, (iii) electing to have insurance benefits invested in Common Stock pursuant to Section 2.2 hereof; (iv) electing to have Dividends on Common Stock, of which such Person is the registered owner, reinvested in Common Stock pursuant to Sections 2.3 and 2.4 below hereof; or (v) electing to have earned insurance commissions invested in Common Stock pursuant to Sections 2.3 and 2.4 below. Each Person who elects to participate in the Plan and has not previously filed with the Company a properly completed IRS Form W-9 or W-8, must, at the time of such election, also complete and return to the Administrator an Enrollment Form. Any Person who has met any of such requirements and has made and not revoked such election is herein referred to as a "Participant."

         Section 2.2. Reinvestment. If and when the Company pays a cash dividend a Participant may elect to have all or a portion of any Dividend on his or her Account Shares invested in shares (and/or a fraction of a share) of Common Stock to be credited to his or her Account in lieu of receiving such Dividend directly. If a Participant's reinvestment amount falls below this level, the Dividends will be paid to the Participant. If a Participant elects to reinvest only a portion of the Dividends received on his or her Account Shares, the portion of Dividends not reinvested will be paid to the Participant.

         Section 2.3. Initial Investment. A Person not already a Participant may become a Participant by making an initial payment of at least $250 but not more than $10,000, by check or money order or electronic funds transfer payable to the Administrator, to be invested in Common Stock pursuant to Section 3.2 hereof; provided, however, that payment for such initial cash investment must be accompanied by a completed Enrollment Form. For persons who are owners of a policy of insurance issued by the company or one of its subsidiaries, or a marketing associate for the Company and its subsidiaries whose "initial" investment is made through an assignment of benefit or commission, no minimum shall apply. An initial cash investment in shares of Common Stock may be made in the name of any Person so specified in the Enrollment Form.

         Section 2.4. Optional Cash Investments. A Participant may elect to make payments at any time or from time to time to the Plan, by check or money order or electronic funds transfer payable to the Administrator, for investment in Common Stock pursuant to Section 3.2 hereof; provided, however, that any Participant who elects to make optional cash investments pursuant to this
Section 2.4 must invest at least $25 for any single investment and may not invest more than $10,000 in any calendar month (the "Maximum Amount"). For purposes of determining whether the Maximum Amount has been reached, initial cash investments pursuant to Section 2.3 shall be counted as optional cash investments. An optional cash investment in shares of Common Stock may be made in the name of any Person.

         Section 2.5. Registration. All interests in Eligible Securities held in a Participant's Account must be registered on the records of the Company in the name of such Participant.

                                   ARTICLE III

DIVIDEND REINVESTMENT, INVESTMENT OF OPTIONAL CASH PAYMENTS, ASSIGNED BENEFITS OR COMMISSIONS AND INITIAL CASH PAYMENTS AND COMMON STOCK PURCHASES

         Section 3.1. Dividend Reinvestment. Dividends (if and when paid by the Company) as to which reinvestment has been elected by a Participant shall be paid by the Company to the Administrator or its nominee on behalf of such Participant. Subject to this Article III, Dividends shall be reinvested in shares of Common Stock purchased in the open market in the manner provided in
Section 3.3(a) hereof. No interest shall be paid on Dividends held pending reinvestment pursuant to this Article III.


         Section 3.2. Investment of Optional Cash Payments, Assigned Benefits or Commissions and Initial Cash Payments. Subject to this Article III, any optional cash investments, assigned benefits or commissions and initial cash investments received by the Administrator of the Company from a Participant shall be invested in shares of Common Stock purchased in the open market in the manner provided in Section 3.3(b) hereof. Optional cash investments, assigned benefits or commissions and initial cash investments not received by the Administrator at least one Business Day prior to an Investment Date need not be invested on such Investment Date; provided, however, that any such optional cash investments, assigned benefits or commissions and initial cash investments not invested on such Investment Date shall be invested beginning on the next succeeding Investment Date. No interest shall be paid on optional cash investments, assigned benefits, commissions or initial cash investments or assigned benefits or commissions held pending investment pursuant to this Article III.

         Section 3.3. Shares Purchased in the Open Market. (a) Reinvestment of Dividends in shares of Common Stock shall be governed by this Section 3.3(a). Beginning on each Investment Date, the Administrator shall apply the amount of any Dividends paid to the Administrator on behalf of the Participants since the preceding Investment Date on which Dividends were reinvested plus the amount of any Dividends paid to the Administrator on behalf of the Participants on such Investment Date to the purchase of shares of Common Stock in the open market.

         (b) Investment of optional cash investments, assigned benefits or commissions and/or initial cash investments in shares of Common Stock shall be governed by this Section 3.3(b). Beginning on each Investment Date, the Administrator shall apply the amount of any optional cash investments, assigned benefits or commissions and/or initial cash investments received by the Administrator from such Participant since the preceding Investment Date (excluding any amounts received from such Participant within one Business Day of such Investment Date but including any amounts received from such Participant within one Business Day prior to the preceding Investment Date as set forth in
Section 3.2 hereof), to the purchase of shares of Common Stock in the open market.

         Purchases in the open market pursuant to this Section 3.3 may begin on the applicable Investment Date and shall be completed (i) in the case of Dividends being reinvested, no later than 30 days from the date the Administrator received such Dividends and (ii) in the case of optional cash investments, assigned benefits or commissions and/or initial cash investments being invested, no later than 35 days from the date the Administrator received such investments. Any funds not so invested during the relevant period shall promptly be paid, without interest, to the relevant Participants.

         Open market purchases pursuant to this Section 3.3 may be made in ordinary brokerage transactions on any securities exchange on which the Common Stock is traded or in the over-the-counter market, and may be upon such terms and subject to such conditions with respect to price and delivery to which the Administrator may agree and that, in the case of optional cash investments, assigned benefits or commissions or initial cash investments, are not inconsistent with the relevant Participant's instructions. With regard to open market purchases of shares of Common Stock pursuant to this Section 3.3, neither the Company nor any Affiliate of the Company may exercise any direct or indirect control or influence over the time or price at which shares of Common Stock may be purchased, the number of shares purchased, the manner in which purchases are effected, the selection of any broker or dealer who effects purchases (provided that no such broker or dealer may be an Affiliate of the Company), or the markets on which such shares are to be purchased (including on any securities exchange, in the over-the-counter market or in negotiated transactions), except that the timing of such purchases must be made in accordance with the terms and conditions of this Plan. For the purpose of making or causing to be made purchases of shares of Common Stock pursuant to this Section 3.3, the Administrator shall be entitled to commingle each Participant's funds with those of all other Participants. The number of shares (and/or fraction of a share rounded to four decimal places) of Common Stock that shall be credited to a Participant's Account with respect to an Investment Date to which this Section
3.3 applies shall be equal to (i) the sum of (A) the amount of any Dividends reinvested on any such Investment Date for such Participant's account and/or (B) the amount of any optional cash investments, assigned benefits or commissions and/or initial cash investments received by the Administrator from such Participant since the preceding Investment Date (excluding any amount received from such Participant within one Business Day of such Investment Date but including any amounts received from such Participant within one Business Day prior to the preceding Investment Date that were not invested on the preceding Investment Date as set forth in Section 3.2 hereof), less any amounts which the Participant is obligated to pay pursuant to Section 9.3 divided by (ii) the Market Share Purchase Price with respect to such Investment Date. Such shares shall be registered directly on the stock records of the Company in the name of the Participant.

                                   ARTICLE IV
               DEPOSITED COMMON STOCK OR OTHER ELIGIBLE SECURITIES

         Section 4.1. Deposited Common Stock. A Participant may elect to (a) have certificates representing shares of Common Stock of which the Participant is the record holder deposited into the Plan by completing an Enrollment Form, if required by Section 2.1 hereof, and delivering such certificates (and, if required, Enrollment Form) to the Administrator or (b) have shares of Common Stock of which the Participant is beneficial owner, but not the record holder, deposited into the Plan by completing an Enrollment Form, if required by Section
2.1 hereof, and authorizing the Company or the Administrator to accept such Common Stock to be transferred to the name of such Participant. Shares of Common Stock so deposited shall be maintained and registered in the name of the depositing Participant and credited to such Participant's Account.

         Section 4.2. Withdrawal of Common Stock Deposited Pursuant to Section
4.1. Shares of Common Stock deposited pursuant to Section 4.1 hereof may be withdrawn from the Plan pursuant to Section 6.2 hereof.

                                    ARTICLE V
           SALE OF ACCOUNT SHARES; GIFT OR TRANSFER OF ACCOUNT SHARES

         Section 5.1. Sale of Account Shares. A Participant may request, at any time, that all or a portion of his or her Account Shares be sold by notifying the Administrator to that effect. Subject to this Section 5.1, the Administrator shall make such sales as soon as practicable (in accordance with stock transfer requirements and federal and state securities laws), but in no event later than five (5) Business Days, after processing such sale instructions. As soon as practicable following the receipt of proceeds from such sale, the Administrator shall pay to such Participant an amount equal to the difference between (i) the product of (a) the Market Share Sales Price and (b) the number of his or her Account Shares sold and (ii) any amounts which the Participant is obligated to pay pursuant to Section 9.3.

         Subject to the next sentence, if instructions for the sale of Account Shares are received by the Administrator on or after the record date but before the related payment date for any dividend thereon, the sale shall be processed as described above, and the Administrator shall as soon as practicable following the receipt of the dividends paid on such Account Shares, pay such dividends to such Participant. Notwithstanding the foregoing, if the instructions are to sell all of the Account Shares of such Participant for which reinvestment of Dividends has been elected, the Administrator shall have the right not to effect such sale until after the related Dividend has been reinvested pursuant to the Plan and the shares of Common Stock purchased therewith are credited to his or her Account.

         Open market sales of Account Shares pursuant to this Section 5.1 may be made in ordinary brokerage transactions on any securities exchange on which such Account Shares are traded or in the over-the-counter market, and may be on such terms and subject to such conditions with respect to price and delivery to which the Administrator may agree and that are not inconsistent with the relevant Participant's instructions. With regard to open market sales of Account Shares pursuant to this Section 5.1, neither the Company nor any Affiliate of the Company may exercise any direct or indirect control or influence over time or price at which Account Shares may be sold, the number of shares sold, the manner in which sales are effected, the selection of any broker or dealer who effects sales (provided that no such broker or dealer may be an Affiliate of the Company), or the markets on which such Account Shares are to be sold (including on any securities exchange, in the over-the-counter market or in negotiated transactions), except that the timing of such sales must be made in accordance with the terms and conditions of the Plan. For the purpose of making or causing to be made sales of Account Shares pursuant to this Section 5.1, the Administrator shall be entitled to aggregate sale orders of each Participants' Account Shares with those of all other Participants.

         Section 5.2. Gift or Transfer of Account Shares. A Participant may, at any time, elect to transfer (whether by gift, private sale or otherwise) ownership of all or a portion of his or her Account Shares to the Account of another Participant or establish an Account for a Person not already a Participant by delivering to the Administrator a completed Gift/Transfer Request Form to that effect designating the transferee(s), with the signature thereon guaranteed by a Person that is a member of the Securities Transfer Agents Medallion Program, Stock Exchanges Medallion Program, American Stock Exchange Medallion Signature Program or any other signature guarantee program generally recognized by the securities transfer industry which is acceptable to the Administrator.

         Account Shares (including fractional shares) transferred in accordance with the preceding paragraph shall be registered directly on the stock records of the Company in the name of the transferee and shall be credited to the transferee's Account. If the transferee is already a Participant, Dividends on such transferred Account Shares shall be reinvested in shares of Common Stock under the Plan consistent with the reinvestment election level (i.e., full, partial or none) of the transferee's other Account Shares. If the transferee is not already a Participant, the Administrator shall automatically enroll the transferee in the Plan and open an Account in the name of such transferee. Pursuant to such transfer, the transferor may, at the time the gift is made, make a dividend reinvestment election on behalf of the transferee. The transferee may change such reinvestment level after the gift has been made. If the transferee notifies the

Administrator that it does not wish to be a Participant, such notice shall be deemed a request to terminate participation in the Plan pursuant to Section 6.3 hereof.

         Subject to the next sentence, if a completed Gift/Transfer Request Form (evidencing a transfer of ownership by gift, private sale or otherwise) with regard to Account Shares and other required documentation is received by the Administrator on or after the record date but before the related payment date for any dividend thereon, the Gift/Transfer Request Form shall be processed as described above, and the Administrator shall as soon as practicable following the receipt of the dividends paid on such Account Shares, pay such dividends to the transferor. Notwithstanding the foregoing, if the Gift/Transfer Request Form evidences a transfer of all of the Account Shares of such Participant for which reinvestment of Dividends has been elected, the Administrator shall have the right not to effect such transfer until after the related Dividend has been reinvested pursuant to the Plan and the shares of Common Stock purchased therewith are credited to his or her Account.

         Section 5.3. Reinvestment of Dividends on Remaining Account Shares. If a Participant has elected to have only a portion of the Dividends (in the event cash dividends are paid) on his or her Account Shares reinvested pursuant to
Section 2.2 hereof, and the Participant elects to (i) sell a portion of his or her Account Shares pursuant to Section 5.1 hereof, (ii) transfer a portion of his or her Account Shares pursuant to Section 5.2 hereof or (iii) withdraw a portion of his or her Account Shares pursuant to Section 6.2 hereof, Dividends on the Account Shares of such Participant which have not been sold, transferred or withdrawn shall be reinvested consistent with the reinvestment election level in effect immediately preceding such sale, transfer or withdrawal.

                                   ARTICLE VI
                              TREATMENT OF ACCOUNTS

         Section 6.1. Changing Plan Options. A Participant may elect to change his or her Plan options, including (i) changing the reinvestment levels (i.e., full, partial or none) of Dividends on Account Shares for which reinvestment has been elected and (ii) changing the designation of Account Shares for which reinvestment has been elected, by delivering to the Administrator written instructions or a new Enrollment Form to that effect. To be effective with respect to any Dividend payment, the written instructions or Enrollment Form with respect to such Account Shares for which reinvestment has been elected must be received by the Administrator at least two Business Days prior to the related record date. If the written instructions or Enrollment Form are not received by the Administrator at least two Business Days prior to the record date relating to such Dividend, the change shall not become effective until after such record date. After the Administrator's receipt of effective option changing instructions, the Company will pay Dividends on Account Shares as to which the reinvestment election has been revoked to the Participant.

         Section 6.2. Right of Withdrawal. A Participant may, at any time or from time to time, withdraw from the Plan all or any part (other than fractions) of his or her Account Shares by notifying the Administrator to that effect. Fractional shares may only be withdrawn in connection with a transfer to the Account of a Participant or a Person who becomes a Participant in accordance with Section 5.2 hereof or a termination of participation in the Plan in accordance with Section 6.3 hereof.

         Subject to the next sentence, if completed instructions or a Gift/Transfer Request Form with regard to the withdrawal of Account Shares is received by the Administrator on or after the record date but before the related payment date for any dividend thereon, such withdrawal shall be processed as described above, and the Administrator shall, as soon as practicable following receipt of the dividends paid on such Account Shares, pay such dividends to the Participant. Notwithstanding the foregoing, if such instructions or Gift/Transfer Request Form are to sell all of the Account Shares of such Participant for which reinvestment has been elected, the Administrator shall have the right not to effect such sale until after such Dividend has been reinvested pursuant to the Plan and the shares of Common Stock purchased therewith are credited to his or her Account.

         Withdrawal of Account Shares shall not affect reinvestment of Dividends on the Account Shares withdrawn unless (i) the Participant is no longer the record holder of such Account Shares, (ii) such reinvestment is changed by the Participant by delivering to the Administrator written instructions or an Enrollment Form to that effect pursuant to Section 6.1 hereof or (iii) the Participant has terminated his or her participation in the Plan.

         Section 6.3. Right of Termination of Participation. A Participant may indicate the Participant's desire to terminate his or her participation in the Plan by notifying the Administrator to that effect. The Administrator shall treat such request as a withdrawal of all of such Participant's Account Shares pursuant to Section 6.2 hereof. The Administrator, in addition to mailing certificates representing all whole Account Shares, if any, pursuant to Section
6.2 hereof, shall pay to the Participant an amount equal to the cash value of any fraction of a share credited to his Account. Such fraction of a share shall be valued at the Company Share Purchase Price for the trading day immediately preceding the date of receipt of such notification. The Administrator shall send such certificate and payment to the withdrawing Participant promptly after its receipt of such notification.

         Section 6.4. Stock Splits, Stock Dividends and Rights Offerings. Any shares or other securities issued by the Company representing stock splits or other noncash distributions on Account Shares shall be registered directly in the Participant's name on the stock records of the Company and credited to such Participant's Account. Stock splits, combinations, recapitalizations and similar events affecting the Common Stock shall, as to shares credited to Accounts of Participants, be credited to such Accounts on a pro rata basis.

         In the event of a rights offering, a Participant shall receive rights based upon the total number of whole shares credited to his or her Account. If any such rights which have been credited to a Participant's Account are redeemed by the Company for cash, such cash shall be reinvested to the same extent as if it were a Dividend.

         Section 6.5. Shareholder Materials; Voting Rights. The Company shall send or forward to each Participant all applicable proxy solicitation materials, other shareholder materials or consent solicitation materials. Participants shall have the exclusive right to exercise all voting rights respecting Account Shares credited to their respective Accounts. A Participant may vote any of his or her whole or fractional Account Shares of which he or she is the record holder in person or by proxy. A Participant's proxy card shall include his or her whole or fractional Account Shares and shares of Common Stock which have the right to vote of which he or she is the record holder. Account Shares shall not be voted unless a Participant or his or her proxy votes them.

         Solicitation of the exercise of Participants' voting rights by the management of the Company or others under a proxy or consent provision applicable to all holders of Common Stock shall be permitted. Solicitation of the exercise of Participants' tender or exchange offer rights by management of the Company or others shall also be permitted.

         Section 6.6. Notices to Participants. At least once during each calendar year, the Administrator shall send to each Participant a Statement of Account. The Administrator shall send additional Statements of Account to a Participant upon the reasonable written request therefore by such Participant. Additionally, the Administrator shall send a transaction notice setting forth all of the information required by the Company's By-laws and applicable law to a Participant (and to any transferor, transferee or pledgee interested in the transaction other than such Participant) within two Business Days after any Account Shares are transferred to or from such Participant's Account or any pledge or release of a pledge of Account Shares is registered in such Participant's Account.

                                   ARTICLE VII
                      CERTIFICATES AND FRACTIONS OF SHARES

         Section 7.1. Certificates. A Participant may, at any time or from time to time, request to receive a certificate for all or a portion of his whole Account Shares and upon such request the Administrator shall promptly (and, in any event, within two Business Days of the receipt of such request) mail such a certificate to such Participant. Unless otherwise requested by the Participant, any such shares shall continue to be Account Shares notwithstanding the issuance of such certificates.

         Section 7.2. Fractional Shares. Fractions of shares of Common Stock or other Eligible Securities shall be credited to Accounts; provided, however, that no certificate for a fraction of a share shall be distributed to any Participant at any time.

                                  ARTICLE VIII
                               CONCERNING THE PLAN

         Section 8.1. Suspension, Modification and Termination. The Company may by written notice to the Administrator and each affected Participant at any time and from time to time, at its sole option, (a) suspend or terminate the Plan and
(b) modify or amend the Plan to (i) permit dividends on Common Stock to be reinvested in shares of Common Stock purchased in the open market if a Participant so desires (including permitting a reinvestment pertaining only to a portion of the Participant's position, with the balance in cash, or the entire position), (ii) permit the Company to process payroll deductions for employees who are Participants, (iii) determine the extent to which the Company would pay the fees, costs and expenses of the Administrator, (iv) determine whether Account Shares will be certificated routinely or only on a Participant's request or (v) increase or decrease the minimum amounts of initial cash investments pursuant to Section 2.2 or optional cash investments pursuant to Section 2.4 or to establish a maximum amount therefore. Notwithstanding the foregoing, no such modification or amendment shall decrease the Account of any Participant or result in a distribution to the Company of any amount credited to the Account of any Participant; and provided, further, that no such modification or amendment shall affect the rights, duties or obligations of the Administrator without its prior written consent. Upon complete termination of the Plan, the Accounts of all Participants (or in the case of partial termination of the Plan, the Accounts of all affected Participants) shall be treated as if each such Participant had elected to terminate his participation in the Plan pursuant to
Section 6.3 hereof, except that any fraction of a share shall be valued as of the trading date immediately preceding the date on which the Plan is terminated.

         Section 8.2. Rules and Regulations. The Administrator may from time to time adopt such administrative rules and regulations concerning the Plan as it deems necessary or desirable for the administration of the Plan. The Administrator shall have the power and authority to interpret the terms and the provisions of the Plan and shall interpret and construe the Plan and reconcile any inconsistency or supply any omitted detail in a manner consistent with the general terms of the Plan and applicable law.

         Section 8.3. Termination of a Participant. If a Participant does not have at least one whole Account Share, as determined by the Administrator from time to time, for which reinvestment of Dividends has been elected, the Participant's participation in the Plan may be terminated by the Administrator after written notice, to be given reasonably in advance of such termination, is mailed to such Participant at his or her address of record. Upon such termination, the Account of such Participant shall be treated as if he or she had elected to terminate his or her participation in the Plan pursuant to
Section 6.3 hereof, except that any fraction of a share shall be valued at the Company Share Purchase Price for the trading date immediately preceding the date on which such Participant's participation is terminated.

         Section 8.4. Cash Pending Investment. Dividends, optional cash investments and initial cash investments held pending investment in Common Stock pursuant to the Plan shall be held by the

Administrator in a non-interest bearing account segregated from any other funds or monies of the Company or the Administrator.

         Section 8.5. Notices and Payments. All notices, communications and other items (including Statements of Account, transaction notices and certificates) to be given or sent to a Participant may be mailed to such Participant by first class mail (or at the Administrator's option, by registered or certified mail), postage prepaid, addressed to such Participant's address of record. Any payment due to a Participant under the Plan may be made by check mailed to such Participant in accordance with the preceding sentence.

         Section 8.6. Tax Payments. Notwithstanding anything herein to the contrary, the Administrator shall, to the extent required under applicable federal law, (i) deduct and withhold federal tax required to be deducted or withheld, if any, from dividends credited to a Participant's Account (whether or not reinvested), from the proceeds of the sale of shares or rights or from other payments made under the Plan and (ii) prepare and file with the IRS and with Participants information returns reporting payments made under the Plan and taxes withheld therefrom.

                                   ARTICLE IX
                                   [RESERVED]

                                    ARTICLE X
                             PROMOTIONAL ACTIVITIES

         Section 10.1. Registration Statement and Prospectus. The Company shall, at its expense, prepare a registration statement to be filed with the SEC under the Securities Act of 1933 and a prospectus thereof describing in plain and factual tone and approach the Plan in its generalized form, including all material features, contractual terms and fee and processing arrangements. Such prospectus shall include a prominent statement on the cover to the effect that the services under the Plan are sponsored by the Company and administered by the Administrator will indicate that the Eligible Securities held in Accounts for Participants are not subject to protection under the Securities Investor Protection Act of 1970, as amended, and will inform recipients that they must make independent investment decisions based on their own judgment and research. A copy of the Plan may be included as part of the prospectus. The prospectus may not (a) describe Eligible Securities, (b) encourage any Person to engage in any particular transactions, whether purchases or sales, (c) include any advice or recommendations or (d) contain any information not expressly permitted by this
Section 10.1. Along with the prospectus, the Company may distribute to policyowners, associates, shareholders or employees of the Company a letter accompanying the prospectus which briefly references the Plan and refers such shareholders or employees to the prospectus for additional information. The prospectus may be forwarded to persons who are not members of one of the above-described groups only upon request.

         Section 10.2. Other Promotional Activities. (a) The Administrator may not place any paid advertisements relating to the Plan. The Administrator may issue press releases announcing the Plan generally and may include brief descriptive summaries of transfer agent and Plan services in industry publications. Any such release or summary may describe briefly and generally the mix of Plan features, but may not identify the Company. In addition, the Administrator may make appearances at industry conferences to discuss transfer agent industry initiatives, including the features available under the Plan. In providing information under the Plan, the Administrator may not offer any advice or recommendations regarding participation in the Plan or suggest that any Person use the Plan or effect any securities transactions. The Company may make brief reference to the existence of the Plan in annual and quarterly corporate reports, but will otherwise not communicate about the Plan except as may become necessary in special circumstances to fulfill the Company's disclosure responsibilities.

         (b) The Administrator may respond to inquiries concerning the Plan (including inquiries regarding the Company's securities generally which are not specifically directed at the

Plan) including unsolicited inquiries initiated by Persons who are not, at the time of the inquiry, shareholders or employees of the Company. In responding to such inquiries, the Administrator will not identify Eligible Securities except as requested by the inquiries, and then only as necessary to be responsive to the specific inquiry. The Administrator may, in response to inquiries it receives regarding its securities generally which are not specifically directed at the Plan, include the brochure (or any information contained therein) as part of such response. The Company shall refer any inquiries it receives regarding the Plan to the Administrator.

         (c) Without limiting any provision of the Plan, neither the Administrator nor the Company will engage in any "special selling efforts" within the meaning of Regulation M promulgated under the Exchange Act through the operation of the Plan or in connection with making information publicly available about the Plan.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         Section 11.1. Controlling Law. This Plan shall be construed, regulated and administered under the laws of the State of New York without regard to conflicts of laws principles.

         Section 11.2. Acceptance of Terms and Conditions of Plan by Participants. Each Participant, as a condition of participation herein, for himself or herself, his or her heirs, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and any subsequent amendments hereto, and all actions of the Company and the Administrator hereunder.

         Section 11.3. Company's Role. Except as expressly set forth in the Plan, and for processing payroll deductions and assigned benefits and commissions to the extent the Company's employees, policyowners and marketing representatives participate in the Plan, the Company will have no role in the administration or the processing of any transaction under the Plan. Without limiting any other provisions of the Plan, neither the Company nor its Affiliates may (a) make any bids, purchases, offers or sales for or of Eligible Securities under the Plan or (b) supply the Administrator or any broker or dealer executing purchases with Eligible Securities for purchase by Participants through the Plan. If the Company receives any optional cash investments or initial cash investments or assigned benefits or commissions which are intended to be invested pursuant to Article III hereof, it shall transmit the funds so received promptly (and in any event no later than the opening of business on the next Business Day if such funds are received before 12:00 noon, local time, and by noon of the next Business Day if such funds are received later in the day) to the Administrator.

No dealer, salesman or any other person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus, and, if given or made such information or representation must not be relied upon as having been authorized by Citizens, Inc. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the financial condition and affairs of Citizens, Inc. since the date of this Prospectus.



                                TABLE OF CONTENTS

Citizens, Inc. Stock Investment Plan Overview............1
Citizens, Inc............................................1
Summary of the Plan......................................2
Administrator of the Plan................................3
Inquiries About the Plan.................................3
Risk Factors.............................................4
Commonly Asked Questions................................10
     Am I eligible to join the Plan?....................10
     How do I enroll?...................................11
     Will I receive dividends?..........................11
     Can I reinvest some or all of my dividends in
       Citizens Class A common stock?...................11
     Can I discontinue reinvesting my dividends?........11
     Can I make additional cash investments
       when I want to?..................................11
     How are shares purchased?..........................12
     How are my Plan shares held?.......................13
     Can I obtain a stock certificate if I want one?....13
     How can I sell my shares?..........................13
     What should I do if I want to gift my Plan shares?.14
     How can I track my investments?....................14
Plan Service Fee........................................14
U.S. Federal Income Tax Information.....................15
Miscellaneous...........................................16
     Available Information/Incorporation of Documents
       by Reference.....................................16
Transfer Agent and Registrar............................17
     Forward-Looking Statements.........................17
     Stock Splits, Stock Dividends and Other
       Distributions....................................18
     Voting of Proxies..................................18
     Responsibility of Plan Administrator and Citizens..18
     Legal Matters......................................18
     Plan Modification or Termination...................18
     Change of Eligibility or Termination...............19
     Foreign Participation..............................19
     Independent Public Accountants.....................19
Appendix A: Citizens, Inc. Stock Investment Plan.......A-1




                              (CITIZENS, INC. LOGO)







                                  CITIZENS, INC.



                              STOCK INVESTMENT PLAN


                                   PROSPECTUS


                                  July __, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION, ESTIMATED

         Securities and Exchange Commission Fee                              $ 3,060
         Printing expense--Registration Statement and Prospectus               5,000
         Transfer Agent and Registrar                                          1,000
         Legal Fees                                                           10,000
         Accountants' Fees                                                     5,000
         Miscellaneous Fees and Expenses                                       1,040
                                                                             -------

         Total                                                               $25,100
                                                                             =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 109 of Title Seven of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents against liabilities, damages, costs and expenses for which they are liable if:
(i) in their Official Capacities (as defined by this statute) if they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant; (ii) in all other cases, that their conduct was at least not opposed to the Registrant's best interests; and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.

         The Registrant's Articles of Incorporation limit the liability of directors to the full extent provided by Colorado law.

         The Registrant's Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.


ITEM 16. EXHIBITS

         5.1 Opinion of Jones & Keller, P.C. regarding the legality of the Class A common stock being registered(1)

        23.1      Consent of KPMG LLP*

        23.2      Consent of Jones & Keller, P.C. (See Exhibit 5.1)(1)

        24.1      Power of Attorney  (see signature page)(1)

------------------------

 *       Filed herewith.
(1)      Previously filed.

ITEM 17.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in Austin, Texas, on July 15, 2003.

                                       CITIZENS, INC.


                                       By: /s/ MARK A. OLIVER
                                           -------------------------------------
                                           Mark A. Oliver, Chairman of the Board

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers or directors of the Registrant, by virtue of their signatures to this Post-Effective Amendment No. 1 to Registration Statement appearing below, hereby constitute and appoint Harold E. Riley and Mark A. Oliver, attorneys-in-fact in their names, place, and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                                               Title                                 Date
----------                                               -----                                 ----
/s/ HAROLD E. RILEY                                      Chairman of the Board                 July 15, 2003
---------------------------
Harold E. Riley

/s/ MARK A. OLIVER                                       Vice Chairman, Chief                  July 15, 2003
----------------------------                             Executive Officer and
by Mark A. Oliver, attorney-in-fact for                  Director
Rick D. Riley

/s/ MARK A. OLIVER                                       President and Director                July 15, 2003
----------------------------
Mark A. Oliver, FLMI

/s/ DAVID J. MEHLE                                       Chief Financial Officer               July 15, 2003
----------------------------
David J. Mehle

Signatures                                               Title                                 Date
----------                                               -----                                 ----
/s/ MARK A. OLIVER                                       Director                              July 15, 2003
----------------------------
by Mark A. Oliver, attorney-in-fact for
Steven F. Shelton

/s/ MARK A. OLIVER                                       Director                              July 15, 2003
---------------------------
by Mark A. Oliver, attorney-in-fact for
Timothy T. Timmerman

/s/ MARK A. OLIVER                                       Director                              July 15, 2003
----------------------------
by Mark A. Oliver, attorney-in-fact for
Dr. E. Dean Gage

/s/ MARK A. OLIVER                                       Director                              July 15, 2003
----------------------------
by Mark A. Oliver, attorney-in-fact for
Richard C. Scott

                                  EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
23.1            Consent of KPMG LLP